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                                   Exhibit 1

                             Joint Filing Statement
                             ----------------------

     Each of the undersigned hereby agrees that the Schedule 13D, to which this Agreement is attached as Exhibit 1, and all amendments thereto may be filed on behalf of each such persons.


Signature                                                        Date
---------                                                        ----

WANGER ASSET MANAGEMENT, LTD., for itself and as            March 13, 2000
 general partner of WANGER ASSET MANAGEMENT, L.P.



By: /s/ Kenneth A. Kalina
   ------------------------------
    Kenneth A. Kalina
    Fund Controller



ACORN INVESTMENT TRUST                                      March 13, 2000



By: /s/ Kenneth A. Kalina
   ------------------------------
    Kenneth A. Kalina
    Assistant Treasurer